PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sigma Designs, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Relations Contact:
Edward McGregor, CFA
Sigma Designs, Inc.
Tel: (646) 259-2999
IR@sigmadesigns.com
For Immediate Release

SIGMA DEMANDS ANSWERS FROM POTOMAC

Milpitas, CA, JUNE 27, 2012 Sigma Designs, Inc. (NASDAQ: SIGM), a leading provider of connected media platforms, today responded to the assertion by Potomac Capital Partners III, L.P. that it is not seeking control of Sigma.  The Sigma Board called on Potomac to answer three simple questions:

•	By what arithmetic does Potomac’s effort to elect three out of the four directors to the Sigma Board constitute anything other than an attempt to gain control of the Company?

•	What does Potomac intend to do with control of the Company and why won’t it pay a premium to Sigma’s shareholders for it?

•
Why does Potomac continue to believe that a shareholder owning 7.9% of the outstanding shares should control 75% of the Sigma Board rather than the 40% representation that was previously offered to it by Sigma’s Board?

Instead of answering these straightforward questions, Potomac is distracting Sigma shareholders with misleading statements and confounded history in order to gain control of the Company without disclosing a strategic plan and without paying a control premium. Sigma shareholders have a right to know the answers to each of these questions!

YOUR VOTE IS IMPORTANT --
SUPPORT YOUR BOARD’S NOMINEES BY VOTING THE
WHITE PROXY CARD

Protect your investment by voting for your Board’s highly qualified nominees – by telephone, Internet or by signing, dating and returning the WHITE proxy card.

If you have questions about Sigma’s strategic plan, how to vote your shares, or need additional assistance, please contact the firm assisting Sigma in the solicitation of proxies:

INNISFREE M&A INCORPORATED
Shareholders Call Toll-Free: (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833

Important Additional Information
On June 19, 2012, Sigma Designs filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2012 annual meeting of shareholders (the “2012 Annual Meeting”) and has mailed the definitive proxy statement to its shareholders.  The definitive proxy statement contains important information concerning the identity and interests of Sigma Designs’ directors, director nominees and certain of its officers and employees that may be deemed, along with Sigma Designs, to be participants in the solicitation of Sigma Designs’ shareholders in connection with the 2012 Annual Meeting.

Copies of Sigma Designs’ definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning Sigma Designs, when filed, may be obtained free of charge at www.sec.gov and www.sigmadesigns.com/IR. The definitive proxy statement and any other relevant documents filed with the SEC contain (or will contain) important information, and stockholders should carefully read the definitive proxy statement, the accompanying WHITE proxy card and other materials filed with the SEC when they become available before making any voting decision.